EXECUTION

Exhibit 4.1

EXECUTION

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 27, 2021, is made and entered into by and among Agiliti, Inc., a Delaware corporation (the “Company”), THL Agiliti LLC, a Delaware limited liability company (“THL Agiliti”), Thomas J. Leonard (the “Executive”), and the individuals listed as Other Holders on the signature pages hereto (the “Other Holders” and, together with THL Agiliti, the Executive and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company and the Holders are parties to a Registration Rights Agreement, dated as of January 4, 2019 (the “Existing Registration Rights Agreement”);

WHEREAS, in connection with the planned initial public offering of the Company’s Common Stock (as defined below), the parties to the Existing Registration Rights Agreement wish to amend and restate such agreement with respect to the Common Stock and Warrants to purchase Common Stock (“Warrants”); and

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS
1.1Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

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“Affiliate” of any Person shall mean any other Person controlled by, controlling or under common control with such Person and, in the case of an individual, also includes any member of such individual’s Family Group; provided that (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder and (ii) no Holder shall be deemed to be an Affiliate of any other Holder by reason of an investment in, or holding of Common Stock (or securities convertible or exchangeable for shares of Common Stock) or Warrants of, the Company.  As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” shall have the meaning given in the Preamble hereto.

“Automatic Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Beneficially Own” and correlative terms such as “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 under the Exchange Act and shall be calculated in accordance therewith.

“Board” shall mean the Board of Directors of the Company.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade basis (whether underwritten or otherwise) effected without substantial marketing efforts prior to the pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Business Day” shall mean a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Charitable Gifting Event” shall mean any transfer by THL Agiliti, or any subsequent transfer by THL Agiliti’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any underwritten offering.

“Charitable Organization” shall mean a charitable organization described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Commission” or “SEC” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

“Company” shall have the meaning given in the Preamble hereto and shall include its successor(s).

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding THL Holders” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Executive” shall have the meaning given in the Preamble hereto.

“Executive Registrable Securities” shall mean (i) all shares of Common Stock (including any shares of Common Stock issued or issuable upon exercise of Rollover Options (as defined in the Merger Agreement) or pursuant to awards granted under the Company's incentive plans) whether now held or hereafter acquired and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, in each case held by the Executive.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Family Group” means with respect to any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holdback Period” shall have the meaning given in subsection 3.4.1.

“Holders” shall have the meaning given in the Preamble hereto.

“Indemnified Parties” shall have the meaning given in subsection 4.1.1.

“Joinder” shall have the meaning given in subsection 5.2.1.

“Long-Form Registrations” shall have the meaning given in subsection 2.1.1.

“Losses” shall have the meaning given in subsection 4.1.1.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Other Holders” shall have the meaning given in the Preamble hereto.

“Other Registrable Securities” shall mean (i) all shares of Common Stock held (directly or indirectly) by any Other Holders or any of their Affiliates, and (ii) any other equity security of the Company or any Subsidiary issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Public Offering” shall mean any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Common Stock or other securities convertible into or exchangeable for Common Stock pursuant to an offering registered under the Securities Act.

“Registrable Securities” shall mean the THL Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereunder by the Commission) (but with no volume or other restrictions or limitations) and represent beneficial ownership of less than 2.5% of the outstanding Common Stock; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding the foregoing, following the consummation of an initial Public Offering, any Registrable Securities held by any Person (other than THL Agiliti or its Affiliates) that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will be deemed not to be Registrable Securities.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean any and all expenses of a Registration, regardless of whether the applicable Registration Statement is declared effective, including, without limitation, the following:

(A)all registration and filing fees (including fees with respect to filings required to be made with the Commission or FINRA) and any securities exchange on which the Common Stock is then listed (or on which exchange the Common Stock is proposed to be listed in the case of the initial Public Offering);
(B)fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C)expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the Registration;
(D)printing, messenger, telephone and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing Prospectuses and Company Free Writing Prospectuses);
(E)fees and disbursements of custodians, counsel for the Company and all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “comfort” letters or any special audits incidental to or required by any registration or qualification);
(F)Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice;
(G)reasonable fees and expenses of legal counsel to the Holders holding Registrable Securities included in each Registration Statement selected pursuant to Section 3.2 hereof;
(H)costs of printing and producing any agreements among Underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the Registration and the offering, sale or delivery of the Registrable Securities;
(I)fees and disbursements of Underwriters customarily paid by issuers of securities, including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the Financial Industry Regulatory Authority, Inc. (in each case, excluding underwriting discounts, commissions and transfer taxes);
(J)all fees and expenses of any special experts or other Persons retained by the Company or THL Agiliti in connection with any Registration;

(K)transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with the Registration; and
(L)fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415”, “Rule 403B” and “Rule 462” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Sale of the Company” shall mean any transaction or series of transactions pursuant to which any Person(s) or group of related Persons (other than THL Agiliti and/or its Affiliates) in the aggregate acquires: (i) Common Stock of the Company entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect directors with a majority of the voting power of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s Common Stock) or (ii) all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis; provided that a Public Offering will not constitute a Sale of the Company.

“Sale Transaction” shall have the meaning given in subsection 3.4.1.

“Securities” shall have the meaning given in subsection 3.4.1.

“Shelf Offering” shall have the meaning given in subsection 2.3.2.

“Shelf Offering Notice” shall have the meaning given in subsection 2.3.2.

“Shelf Registrable Securities” shall have the meaning given in subsection 2.3.2.

“Shelf Registration Statement” shall have the meaning given in subsection 2.3.2.

“Shelf Registration” shall have the meaning given in subsection 2.3.1.

“Short-Form Registrations” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Special Registration Statement” shall mean a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for the registration of shares of Common Stock issuable upon exercise of securities exercisable or convertible into Common Stock, or (iv) for a dividend reinvestment plan.

“Subsidiary” shall mean, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned and controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“THL Agiliti” shall have the meaning given in the Preamble hereto.

“THL Registrable Securities” shall mean (i) all shares of Common Stock (including any shares of Common Stock issued or issuable upon exercise of Warrants) whether now held or hereafter acquired, (ii) all Warrants whether now held or hereafter acquired, and (iii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock or Warrants by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, in each case held by THL Agiliti or any of its Affiliates.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Violation” shall have the meaning given in subsection 4.1.1.

“Warrants” shall have the meaning given in the Recitals hereto.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act.

Article II
REGISTRATIONS
2.1Demand Registration for Non-Shelf Offerings

2.1.1Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 3.5 hereof, at any time and from time to time, the holders of a majority of the THL Registrable Securities (the “Demanding THL Holders”) may make a written demand for Registration of all or part of their respective Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). All Long-Form Registrations will be underwritten registrations unless otherwise approved by THL Agiliti. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form unless otherwise requested by THL Agiliti.  The Company shall, within five (5) Business Days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) Business Days after the receipt by the Holder of the notice from the Company; provided that, with the written consent of THL Agiliti, the Company may, or at the written request of THL Agiliti, the Company shall, instead provide notice of the Demand Registration to all other Holders within three (3) Business Days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement (defined below). For the avoidance of doubt, to the extent a Requesting Holder also separately possesses Demand Registration rights pursuant to this subsection 2.1.1 but is not the Holder who exercised such Demand Registration rights, the exercise by such Requesting Holder of its rights pursuant to the foregoing sentence shall not count as the exercise by it of one of its Demand Registration rights.  Upon receipt by the Company of any written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have its Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than twenty (20) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding THL Holders and Requesting Holders pursuant to such Demand Registration.  The holders of a majority of THL Registrable Securities will have the right to initiate up to three (3) Demand Registrations in a twelve-month period pursuant to this subsection 2.1.1 on behalf of the Holders of THL Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless the Registration Statement has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration have been sold, in accordance with Section 3.1 of this Agreement; provided, further, that the Company will not be required to effect more than one Demand Registration in any consecutive 90-day period. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

2.1.2Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration (i) unless and until the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (a) such stop order or injunction is removed, rescinded or otherwise terminated, and (b) the Holders of a majority of the Registrable Securities participating in the Registration elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days of such removal, rescission or termination, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.
2.1.3[Reserved.]
2.1.4Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding THL Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding THL Holders and the Requesting Holders (if any) desire to sell exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the THL Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities requested to be included in the Registration shall be included in such Underwritten Offering pro rata based on the respective number of Registrable Securities that each Holder thereof Beneficially Owns and the aggregate number of Registrable Securities that such Holders Beneficially Own (such proportion is referred to herein as “Pro Rata”), in an aggregate amount up to the Maximum Number of Securities.
2.1.5Demand Registration Withdrawal. Demanding THL Holders and Requesting Holders shall have the right to withdraw all or a portion of their Registrable Securities from a Registration pursuant to a Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw such Registrable Securities from such Registration (x) in the case of a Demand Registration not involving an Underwritten Offering, prior to the effectiveness of the applicable Registration Statement or (y) in the case of any Demand Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering. A notice of Demand Registration that has been revoked or withdrawn shall not count as one of the permitted Demand Registrations. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2.1.6Limitation on Participation in Demand Registrations. The Company shall not grant to any other stockholders of the Company the right to request the Company to register any securities of the Company in a Demand Registration without the prior written consent of THL Agiliti.
2.2Piggyback Registration.
2.2.1Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company other than a Demand Registration governed by Section 2.1 or a Shelf Registration, Shelf Offering or Block Trade governed by Section 2.3), other than a Special Registration Statement, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not more than three (3) Business Days after the public filing of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) days after receipt of such written notice (such Registration a “Piggyback Registration”); provided that the Company shall not be required to provide such notice or include any Registrable Securities in such registration if THL Agiliti elects not to include any THL Registrable Securities in such registration, unless THL Agiliti otherwise consents in writing. The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.
2.2.2Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then
(a)if the Registration is an underwritten primary registration on behalf of the Company, the Company shall include in any such Registration (i) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of

Securities has not been reached under the foregoing clause (i), the THL Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities requested to be included in the Registration Pro Rata; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and
(b)if the Registration is an underwritten secondary registration on behalf of holders of the Company’s equity securities (other than pursuant to Section 2.1 hereof), then the Company shall include in any such Registration (i) first, the securities requested to be included in the Registration by the holders initially requesting such registration which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the THL Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities requested to be included in the Registration Pro Rata; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), other equity securities requested to be included by Persons or entities other than the Holders of Registrable Securities Pro Rata (calculated in the case of Persons or entities other than the Holders of Registrable Securities based upon such Person’s or entity’s Beneficial Ownership of Common Stock).
2.2.3Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration.  The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may terminate or withdraw any Registration Statement initiated by it under this Section 2.2, whether or not any holder of Registrable Securities has elected to include securities in such Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.
2.2.4Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.
2.2.5Selection of Underwriters. If any Piggyback Registration is an Underwritten Offering, THL Agiliti shall select the legal counsel for the Company, the investment banker(s) and manager(s) for the offering.
2.3Shelf Registrations.
2.3.1Demands for Shelf Registration. The Demanding THL Holders initiating a Demand Registration may request that the registration be made pursuant to Rule 415 under the

Securities Act (a “Shelf Registration”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”).  Each such request for a Shelf Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution, which shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Registrable Securities. Within two (2) Business Days after receipt of any such request, the Company shall give written notice of the Demand Registration to all other Holders of Shelf Registrable Securities (defined below) that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Registration, and, subject to the terms of subsection 2.1.4, shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven (7) days after the receipt of the Company’s notice. Until such time as all Registrable Securities cease to be Registrable Securities or the Company is no longer eligible to maintain a Shelf Registration Statement, the Company will keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and usable for the resale of Registrable Securities under the Securities Act.
2.3.2Non-Underwritten Shelf Offerings. Subject to the provisions of Section Section 3.5 hereof, in the event that a Registration Statement for a Shelf Registration (a “Shelf Registration Statement”) is effective, the Holders of Registrable Securities included in such Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an offering (other than an Underwritten Offering), Registrable Securities available for sale pursuant to such Registration Statement (“Shelf Registrable Securities”), and shall make such election by delivering to the Company a written notice (a “Shelf Offering Notice”) with respect to such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Offering”). A Holder’s election to sell Shelf Registrable Securities in a Shelf Offering that is not an Underwritten Offering shall not trigger any notification or participation rights hereunder.
2.3.3Underwritten Shelf Offerings. The holders of a majority of the THL Registrable Securities shall have the right at any time or from time to time to elect to sell Shelf Registrable Securities pursuant to an Underwritten Offering, and shall  make such election by delivering to the Company a Shelf Offering Notice with respect to such Underwritten Offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering.  As promptly as practicable, but no later than two (2) Business Days after receipt of such Shelf Offering Notice, the Company shall give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities.  The Company, subject to subsection 2.3.6 and Section 3.5, shall include in such Shelf Offering the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within seven (7) days after the receipt of the Shelf Offering Notice.  The Company shall, as expeditiously as possible (and in any event within fifteen (15) days after the receipt of a Shelf Offering Notice), use its best efforts to facilitate such Shelf Offering.  Each Holder agrees that such Holder shall treat as confidential the

Shelf Offering Notice and shall not disclose or use the information contained in the Company’s notice regarding the Shelf Offering Notice without the prior written consent of the Company and the Holders of Registrable Securities initiating such Shelf Offering until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.
2.3.4Block Trades. If Holders of a majority of the THL Registrable Securities included in a  Registration Statement wish to engage in a Block Trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Registration Statement for a Shelf Offering), then notwithstanding the time periods set forth in subsection 2.3.1 and subsection 2.3.3, such Holders shall notify the Company of the Block Trade Shelf Offering not less than two (2) Business Days prior to the day such offering is to commence. If such Block Trade is an Underwritten Offering, the Company shall promptly notify other Holders of Registrable Securities of such Block Trade Shelf Offering and such other Holders of Registrable Securities (each a “Potential Participant”) must elect whether or not to participate by the next Business Day (i.e. one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the Holders of a majority of the THL Registrable Securities initiating the Block Trade) and the Company shall as expeditiously as possible use its best efforts to facilitate such offering (which may close as early as two (2) Business Days after the date it commences); provided that no holder of securities of the Company, other than a Holder of Registrable Securities, shall be permitted to participate in an underwritten Block Trade Shelf Offering without the consent of the holders of a majority of the Registrable Securities participating in the underwritten Block Trade. Any Potential Participant’s request to participate in an underwritten Block Trade Shelf Offering shall be binding on the Potential Participant.
2.3.5Prospectus Supplements and Post-Effective Amendments. The Company shall, at the request of the Holders of a majority of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the holders of a majority of the Registrable Securities to effect a Shelf Offering.
2.3.6Reduction of Shelf Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Shelf Offering, in good faith, advises the Company, the Demanding THL Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding THL Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities then the Company shall include in any such Shelf Offering, Registrable Securities pursuant to the provisions of subsection 2.1.4.
2.3.7Shelf Registration Withdrawals. Any Holder of Shelf Registrable Securities shall have the right to withdraw all or a portion of their Shelf Registrable Securities from a Shelf Offering for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Shelf Registrable Securities from such Shelf Offering prior to (x) in the case of a Shelf Offering not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (y) in the case of any Shelf Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering.  Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Shelf Registration prior to its withdrawal under this subsection 2.3.7. All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 2.3 shall be determined by THL Agiliti, and the Company shall use its best efforts to cause any Shelf Offering to occur in accordance with such determinations as promptly as practicable.
2.4Underwritten Offering. Subject to the provisions of subsection 2.1.4, subsection 2.2.2, subsection 2.3.6 and Section 3.5, if (i) the Holders of a majority of the Registrable Securities participating in a Demand Registration or a Shelf Registration or a Shelf Offering (including a Block Trade) so advise the Company as part of their Registration that the offering of the Registrable Securities shall be in the form of an Underwritten Offering or (ii) the Company advises the Holders of Registrable Securities that a Piggyback Registration shall be in the form of an Underwritten Offering, then the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering shall comply with the requirements under Section 3.3. The Underwriter(s) for an Underwritten Offering shall be selected by THL Agiliti.
2.5Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of THL Agiliti; provided that, with the prior approval of THL Agiliti, the Company may grant rights to employees of the Company and its Subsidiaries to participate in Piggyback Registrations so long as they sign a Joinder as an “Executive” and Holder of “Executive Registrable Securities” hereunder.
Article III
COMPANY PROCEDURES
3.1General Procedures. Whenever the Company is required to effect the Registration of Registrable Securities pursuant to this Agreement, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:
3.1.1prepare and file with (or submit confidentially to) the Commission as soon as practicable a Registration Statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by THL Agiliti copies of all such documents proposed to be filed or submitted, which documents will be subject to review and comment of such counsel);
3.1.2prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending when all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
3.1.3furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders, which documents shall be subject to the review and comment of such counsel (the Company hereby consenting to the use in accordance with all applicable laws of each such Registration Statement, each such amendment and supplement to such Registration Statement, the Prospectus included in such Registration Statement (or preliminary Prospectus or supplement thereto) or Free Writing Prospectus by each such seller or Registrable Securities and the Underwriters in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus;
3.1.4use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5(A) use best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange or automated quotation system and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA, and (B) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;
3.1.6use best efforts to provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7notify each Holder of (A) the issuance of any stop order by the Commission suspending the effectiveness of any Registration Statement or the initiation of any proceeding for such purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each Registration Statement filed hereunder;
3.1.8notify in writing the Holders (i) promptly after it receives notice of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a Prospectus or supplement to any Prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after it receives any request by the Commission for the amendment or supplementing of such Registration Statement or Prospectus or for additional information, (iii) at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, or in the opinion of counsel for the Company does not comply with law, and, if required by applicable law or to the extent requested by THL Agiliti, then to use its best efforts to promptly prepare and file a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain a Misstatement, and (iv) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement or other similar agreement relating to the offering shall cease to be true and correct;
3.1.9permit any Holders which, in its sole and exclusive judgment, might be deemed to be an Underwriter or a controlling Person of the Company, to participate in the preparation of such Registration Statement or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;
3.1.10use best efforts to obtain  and deliver to the Underwriter(s) one or more “cold comfort” letters from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request;

3.1.11use its best efforts to provide (A) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement, addressed to the Company, (B) on the date the Registrable Securities are delivered for sale pursuant to such Registration, if such securities are being sold through Underwriters or, if such securities are not being sold through Underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of counsel representing the Company, dated such date, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as are customarily included in such opinions, (2) one or more “negative assurances letters” of counsel representing the Company, dated such date, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such negative assurance letter is being given as are customarily included in such negative assurance letters, and (3) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities;
3.1.12enter into and perform such customary agreements (including, as applicable, underwriting agreements, in usual and customary form) and take all such other actions as THL Agiliti or the Underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts and effecting a stock or unit split or combination, recapitalization or reorganization);
3.1.13make available for inspection by any seller of Registrable Securities, any Underwriter participating in any disposition or sale pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or Underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as will be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement and the disposition of such Registrable Securities pursuant thereto;
3.1.14take all actions to ensure that any Free Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any Misstatements;
3.1.15use best efforts to (A) make Short-Form Registration available for the sale of Registrable Securities and (B) prevent the issuance of any stop order suspending the effectiveness of a Registration Statement or the issuance of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, and in the even any such order is issued, use best efforts to obtain promptly the withdrawal of such order;

3.1.16otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);
3.1.17if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;
3.1.18if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;
3.1.19cooperate with the Holders covered by the Registration Statement and the managing Underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing Underwriter or agent, if any, or such Holders may request;
3.1.20if requested by any managing Underwriter, include in any Prospectus or Prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing Underwriter;
3.1.21take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;
3.1.22cooperate with each Holder covered by the Registration Statement and each Underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which shares of Common Stock are or are to be listed, and (B) to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing Underwriter;
3.1.23if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 or any similar short-form registration statement that may be available at such time and, if such form is not available, Form S-1 or any similar long-form registration statement that may be available at such time, and keep such registration statement effective during the period during which such registration statement is required to be kept effective; and
3.1.24if requested by any Demanding THL Holder, cooperate with such Demanding THL Holder and with the managing Underwriter or agent, if any, on reasonable notice to facilitate any Charitable Gifting Event and to prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the Underwritten Offering if it so elects.
3.2Registration Expenses. The Registration Expenses of all Registrations and related offerings (including Underwritten Offerings and Block Trades) shall be borne by the Company. In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering that is an Underwritten Offering, the Company shall reimburse the Holders of Registrable Securities included in such Registration for the reasonable fees and expenses of one counsel chosen by the Holders of a majority of the Registrable Securities participating in such Demand Registration or Shelf Offering, or participating in such Piggyback Registration, as applicable, and for the reasonable fees and expenses of each additional counsel retained by any Holder for the purpose of rendering a legal opinion on behalf of such Holder in connection with any Underwritten Offering. It is acknowledged by the Holders that the Holders shall bear all selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts and brokerage fees.
3.3Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “greenshoe” option requested by the Underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such Registration) and (ii) completes, executes and delivers all customary questionnaires, powers of attorney, indemnities, stock powers, custody agreements, lock-up agreements, underwriting agreements and other customary documents as may be required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing Underwriter(s). To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3.1, this Section 3.3 and/or Section 3.4, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Holders, the Company and the Underwriters created thereby with respect to such Registration.
3.4Stockholder Lock-Up Agreements and Company Holdback Agreements.
3.4.1Stockholder Lock-Up Agreements.  In connection with any Underwritten Offering and if requested by Underwriters managing such Underwritten Offering, each Holder shall enter into customary lock-up agreements with the managing Underwriter(s) of an Underwritten Offering, in each case with such modifications and exceptions as may be approved by THL Agiliti. Without limiting the generality of the foregoing, each Holder hereby agrees that in connection with the initial Public Offering and in connection with any Demand Registration, Shelf Offering or Piggyback Registration that is an Underwritten Offering, not to (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144 under the Securities Act), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be Beneficially Owned by such Holder in accordance with the rules and regulations of the Commission) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”), or (D) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Company gives notice to the Holders that a preliminary prospectus has been filed for such Underwritten Offering or the “pricing” of such offering and continuing to the date that is (x) 180 days following the date of the final Prospectus for such offering in the case of the initial Public Offering, or (y) in case of all subsequent Underwritten Offerings, 90 days following the date of the final Prospectus for such offering (or, in each case, such shorter period of time as requested by the Underwriters managing such Underwritten Offering) (a “Holdback Period”), in each case with such modifications and exceptions as may be approved by THL Agiliti. The Company may impose stop-transfer instructions with the Company’s transfer agent and registrar with respect to any Securities or Other Securities subject to the restrictions set forth in this subsection 3.4.1 until the end of such Holdback Period.
3.4.2Company Holdback Agreement.  The Company (i) shall not file any Registration Statement for a Public Offering or cause any such Registration Statement to become effective, or effect any public sale or distribution of its Securities or Other Securities (other than as part of such Underwritten Offering or pursuant to a Special Registration Statement) during any Holdback Period and (ii) shall cause each holder of Securities and Other Securities (including each of its directors and executive officers) to agree not to effect any Sale Transaction during any Holdback Period, except as part of such Underwritten Offering, if otherwise permitted, unless THL Agiliti and the Underwriters managing the Underwritten Offering otherwise agree in writing, and to enter into any lock-up, holdback or similar agreements requested by the Underwriter or Underwriters managing such offering, in each case with such modifications and exceptions as may be approved by THL Agiliti.
3.5Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than sixty (60) days, determined in good faith by the Board to be necessary for such purpose, or more than once in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.5 and shall not make use of the rights under this Section 3.5 more than once in any 12-month period.

3.6Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinion. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
3.7Officer Obligations. Each Holder that is an officer of the Company agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she will participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the Registration Statement and the preparation and presentation of any road shows.
3.8In-Kind Distributions. If THL Agiliti or any of their respective Affiliates seek to effectuate an in-kind distribution of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-ups, work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.
3.9Automatic Shelf Registration Statements. If the Company files any Automatic Shelf Registration Statements for the benefit of the holders of any of its securities other than the Holders, and THL Agiliti does not request that its Registrable Securities be included in such Automatic Shelf Registration Statement, the Company agrees that, at the request of THL Agiliti, it will include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that THL Agiliti may be added to such Automatic Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment. If the Company has filed any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company shall, at the request of THL Agiliti, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the Holders may be added to such Automatic Shelf Registration Statement.
3.10Additional Information. The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to such seller’s participating in such Registration.
3.11Other. To the extent that any of the Demanding THL Holders is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any Commission comments or policies, the Company agrees that (i) the indemnification and contribution provisions contained in Article IV shall be applicable to the benefit of such Demanding THL Holder in their role as an underwriter or deemed underwriter in addition to their capacity as a holder and (ii) such Demanding THL Holder shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including, without limitation, receipt of customary opinions and comfort letters addressed to such Demanding THL Holder.
Article IV
INDEMNIFICATION AND CONTRIBUTION
4.1Indemnification.
4.1.1The Company agrees to indemnify and hold free and harmless, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, stockholders or members, affiliates, consultants, fiduciaries, managers, employees, agents and each Person who controls such Holder (within the meaning of the Securities Act) (the “Indemnified Parties”) from and against all actions, causes of action, suits, losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”) caused by any of the following (each, a “Violation”): (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse such Indemnified Party for any legal and other expenses reasonably incurred in connection with investigating or defending any such Losses, except insofar as any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in filing in reliance upon and in conformity with any information furnished in writing to the Company by such Indemnified Party, relating to such Indemnified Party, expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Indemnified Parties.
4.1.2In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) from and against any Losses resulting from (as determined by a final and appealable judgment, order or decree of a court of competent jurisdiction) any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Indemnified Party will reimburse the Company and such other indemnitees for any legal and other expenses reasonably incurred in connection with investigating or defending such Losses, but only to the extent that the same arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with any information or affidavit so furnished in writing by such Indemnified Party, relating to such  Indemnified Party, expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company, and the Company shall use its commercially reasonable efforts to ensure that no Underwriter shall require any Holder of Registrable Securities to provide any indemnification other than that provided hereinabove in this Section 4.1.2, and if, despite the Company’s commercially reasonable efforts, an Underwriter requires any Holder of Registrable Securities to provide additional indemnification, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claim against the Company as a result of such election).
4.1.3Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict or potential conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement includes a statement or admission of fault or culpability on the part of such Indemnified Party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
4.1.4The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director, partner, stockholder, member or controlling Person of such Indemnified Party and shall survive the transfer of Registrable Securities.
4.1.5If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Loss referred to herein, then such indemnifying party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party or parties on the one hand and the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such Loss shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder or any director, officer or controlling person thereof under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceedings. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) as determined by a final, non-appealable judgment of a court of competent jurisdiction shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.
Article V
MISCELLANEOUS
5.1Subsidiary Public Offering. If, after an initial Public Offering of the common equity securities of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equityholders, then the rights and obligations of the Company pursuant to this Agreement will apply, mutatis mutandis, to such Subsidiary, and the Company will cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement as if it were the Company hereunder.
5.2Joinder; Additional Parties; Transfer of Registrable Securities.

5.2.1 Joinder. The Company may from time to time (with the prior written consent of THL Agiliti) permit any Person who acquires Common Stock (or rights to acquire Common Stock) to become a party to this Agreement and to be entitled to and be bound by all of the rights and obligations as a Holder by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, the Common Stock held by such Person shall become the category of Registrable Securities (i.e. THL Registrable Securities, Other Holder Registrable Securities or Executive Registrable Securities) and such Person shall be deemed the category of Holder (i.e. THL Agiliti, Other Holder or Executive) in each case as set forth on the signature page to such Joinder.
5.2.2Restrictions on Transfers. Prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Holder must first obtain the prior written consent of THL Agiliti, and if so obtained, cause the prospective transferee to execute and deliver to the Company a Joinder, except that such consent and Joinder shall not be required in the case of (i) a transfer to the Company, (ii) a transfer by THL Agiliti to its partners or members, (iii) a Public Offering, (iv) a sale pursuant to Rule 144 after the completion of the initial Public Offering and/or (v) a transfer in connection with a Sale of the Company. Any transfer or attempted transfer of Registrable Securities in violation of any provision of this Agreement will be void, and the Company will not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose (but the Company will be entitled to enforce against such Person the obligations hereunder).
5.2.3Legend. Each certificate (if any) evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 27, 2021 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S EQUITYHOLDERS, AS AMENDED.  A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company will imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date hereof. The legend set forth above will be removed from the certificates evidencing any securities that have ceased to be Registrable Securities.

5.3Notices. Any notice, demand or other communication under this Agreement must be in writing and will be deemed to have been given (i) three Business Days after it is deposited in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) when delivered in person to the recipient, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day. Such notices, demands and other communications will be sent to the Company at the address specified on the signature page hereto or any Joinder and to any Holder, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

Agiliti, Inc.

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439

Attention:  Lee Neumann

Email: lee.neumann@agilitihealth.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle St.

Chicago, Illinois 60654

Attention: Robert M. Hayward, P.C.

Alexander M. Schwartz

Email: robert.hayward@kirkland.com

alexander.schwartz@kirkland.com

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

5.4Assignment: No Third Party Beneficiaries.
5.4.1Except as otherwise provided herein, this Agreement will bind and inure to the benefit and be enforceable by the Company and its successors and permitted assigns and the Holders and their respective successors and permitted assigns (whether so expressed or not).
5.4.2No term or provisions of this Agreement is intended to be, or shall be, for the benefit of any Persons that are not parties hereto, and no such other Persons shall have any rights or causes of action hereunder, except as otherwise expressly provided herein.
5.5Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), any one of which need not contain the signature of more than one party, each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.
5.6Governing Law: Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE

PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.7Amendments and Modifications. Except as otherwise provided herein, upon the written consent of the Company and THL Agiliti, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that materially and adversely affects a Holder or group of Holders solely in its capacity as a holder of the shares of capital stock of the Company in a manner that is materially different from any other Holder or group of Holders shall require the consent of holders of a majority of the Registrable Securities of such group so adversely affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
5.8Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
5.9Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is  held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.
5.10Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Existing Registration Rights Agreement.
5.11Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period will automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

5.12MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.
5.13CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN ANY UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
5.14No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, will be had against any current or future director, officer, employee, general or limited partner or member of any Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
5.15Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement will be by way of example rather than by limitation.

5.16No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
5.17Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
5.18Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.
5.19Dividends, Recapitalizations, Etc. If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

AGILITI, INC.,
a Delaware corporation

By: /s/ Thomas J. Leonard
Name: Thomas J. Leonard
 Title: Chief Executive Officer

Address: 6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439

Attention: Lee Neumann

Email: lee.neumann@agilitihealth.com

[Signature Page to Registration Rights Agreement]

THL AGILITI LLC
a Delaware limited liability company

By: /s/ Joshua M. Nelson
 Name: Joshua M. Nelson

Title: Managing Director

Address: c/o THL Agiliti LLC

100 Federal Street, 25th Floor

Boston, Massachusetts 02110

Attention: Shari H. Wolkon

Arthur Price

Email: swolkon@thl.com

aprice@thl.com

[Signature Page to Registration Rights Agreement]

EXECUTIVE:

/s/ Thomas J. Leonard
Thomas J. Leonard

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439

Email: tom.leonard@agilitihealth.com

[Signature Page to Registration Rights Agreement]

OTHER HOLDERS:

/s/ Michael A. Bell
Michael A. Bell
100 Federal Street, 35th Floor
Boston, Massachussetts 02110

[Signature Page to Registration Rights Agreement]

/s/ Gary L. Gottlieb
Gary L. Gottlieb
185 Dartmouth Street, Suite 1002
Boston, Massachusetts 02199

[Signature Page to Registration Rights Agreement]

/s/ Henry A. McKinnell
Henry A. McKinnell
Address:

[Signature Page to Registration Rights Agreement]

/s/ Paul M. Montrone
Paul M. Montrone
Address:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of __________________, 20__ (as amended, modified and waived from time to time, the “Registration Agreement”), among ____________________, a [Delaware][corporation//limited liability company//limited partnership] (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Holder, an [Other Holder // Executive] thereunder and the undersigned’s ____ [shares of Common Stock // Warrants] will be deemed for all purposes to be [Other // Executive] Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 20___.

____________________________________
Signature

____________________________________
Print Name

Address:

Agreed and Accepted as of

________________, 20___:

AGILITI, INC.

By: ________________________

Its: ________________________